UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ______________________


                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                                 March 28, 2005


                         Commission File Number 1-13873
                             ______________________

                                 STEELCASE INC.


         Michigan                                     38-0819050
  (State of incorporation)              (IRS employer identification number)

       901 44th Street SE
      Grand Rapids, Michigan                           49508
(Address of principal executive offices)             (Zip code)


                                 (616) 247-2710
                             ______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

_ Written communications pursuant to Rule 425 under the Securities Act
  (17 CFR 230.425)
_ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
  (17 CRF 240.14a-12)
_ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
  Act (17 CFR 240.14d-2(b))
_ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
  Act (17 CFR 240.13e-4(c))

ITEM 2.05.  Costs Associated with Exit or Disposal Activities

Steelcase Inc. announced its plans to continue consolidation of its North America operations by closing certain of its facilities in the Grand Rapids, Michigan area over the next two years. The estimated net pre-tax restructuring charges of $25 to $30 million related to this action consist of net costs of employee terminations, the impairment of certain fixed assets and cost of relocating production lines. In addition, the company estimates it will incur $4 to $7 million of costs related to disruption during the transition period, which are not classified as restructuring costs. The Board of Directors committed to the course of action on March 25, 2005.

The expected ranges of net pre-tax restructuring charges are summarized in the following table:

 ---------------------------------- ------------------------------------------
                                          Estimated Range (in millions)
 ---------------------------------- ------------------------------------------
 Cash
 ---------------------------------- -------------------- ---------------------
   Severance                              $16.0                $19.0
 ---------------------------------- -------------------- ---------------------
   Relocation costs                         3.0                  5.0
 ---------------------------------- -------------------- ---------------------
 Non-cash
 ---------------------------------- -------------------- ---------------------
   Fixed asset impairment                  10.0                 12.0
 ---------------------------------- -------------------- ---------------------
   Benefit plan curtailment gain           (4.0)                (6.0)
                                           -----                -----
 ---------------------------------- -------------------- ---------------------

 Total pre-tax charges                    $25.0                $30.0
 ---------------------------------- -------------------- ---------------------


In addition to the cash portion of the restructuring costs shown above, the Company expects to make cash investments in new capital that will bring the total expected cash outlay to $20 to $25 million.

As the North American office furniture industry contracted over the last several years, the Company took actions to reduce costs, including actions to reduce excess capacity. However, the Company believes it currently has significant excess manufacturing capacity remaining.

The Company is in the process of building a new and more flexible industrial system through a number of initiatives, including efforts to implement lean manufacturing and reduce product complexity. The Company believes this new industrial system will help improve productivity and reduce fixed costs thereby improving profitability. The actions announced today are consistent with these strategies. As a result of these actions, the Company expects that manufacturing space will be reduced by approximately 2.6 million square feet and total headcount will be reduced by approximately 600 hourly and salaried employees. The Company believes that after these actions are implemented, it will have sufficient capacity to meet anticipated customer demand.

The restructuring charges outlined above remain subject to additional analysis. An amendment will be filed to disclose any material changes.


ITEM 2.06.  Material Impairments.

The disclosure included under Item 2.05 above is incorporated herein by reference.

ITEM 7.01.  Regulation FD Disclosure.

Steelcase Inc. issued a press release dated March 28, 2005 relating to the matters described in the foregoing items. A copy of that press release is furnished as Exhibit 99.1 hereto.

The information in Item 7.01 of this Form 8-K and Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall such information be deemed incorporated by reference in any such filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                          STEELCASE INC.

Date: March 28, 2005
                                                        /S/ JAMES P. KEANE
                                                       --------------------

                                                          James P. Keane
                                                       Senior Vice President,
                                                      Chief Financial Officer
                                                    (Duly Authorized Officer and
                                                    Principal Financial Officer)

                                                             EXHIBIT INDEX


               Exhibit
                Number       Description
                -----        -----------
                 99.1        Press release dated March 28, 2005



Exhibit 99.1